UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2013

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (i) On June 11, 2013, the Compensation Committee (the “Committee”) of Keryx Biopharmaceuticals, Inc. (“Keryx”) approved a second amendment (the “Amendment”) to the Employment Agreement of Ron Bentsur, Keryx’s Chief Executive Officer, dated as of September 14, 2009, and amended on January 13, 2012 (the “Employment Agreement”).

Pursuant to the Amendment, the term of the Employment Agreement will expire on May 20, 2015, instead of May 20, 2014. In addition, the Amendment revises Section 7(a)(ii) of the Employment Agreement to provide that, if Keryx or its successor terminates Mr. Bentsur’s employment without Cause (as defined in the Employment Agreement), or Mr. Bentsur resigns for Good Reason (as defined in the Employment Agreement), then Mr. Bentsur will receive in a lump sum in cash within 60 days after the Date of Termination (as defined in the Employment Agreement), a severance payment equal to 100% of Mr. Bentsur’s then base salary.

The Amendment further revises Section 7(a)(v) and 7(b) of the Employment Agreement to provide that any outstanding shares of restricted stock granted to Mr. Bentsur shall fully vest upon termination if they are Earned Milestone Awards and shall be extended for six or twelve months, as more fully set forth in the Amendment, if they are Unearned Milestone Awards.

Lastly, the Amendment revises (a) Section 8(b) of the Employment Agreement to provide for immediate vesting of all Stock Options (as defined in the Employment Agreement) upon a Change in Control (as defined in the Employment Agreement) of Keryx, and (b) the definition of “Commercial Sales Milestone” to remove all references to Perifosine and to provide for the grant of fully-vested shares of common stock upon achievement of the milestone as set forth in the Amendment.

Except as modified by the Amendment and described above, the material terms of the Employment Agreement remain unchanged. A description of the material terms of the Employment Agreement was included in Keryx’s Definitive Proxy Statement on Schedule 14A (File No. 000-30929) as filed with the Securities and Exchange Commission on April 30, 2013. Such description is incorporated herein by reference.

(ii) On June 10, 2013, the Committee approved a second amendment to the Change in Control Agreement of James F. Oliviero, Keryx’s Chief Financial Officer, dated as of October 31, 2011, and amended on November 3, 2011, whereby the automatic termination date of the Change in Control Agreement will be modified so as to occur on October 31, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

10.1	Second Amendment to Employment Agreement between Ron Bentsur and Keryx Biopharmaceuticals, Inc., dated June 11, 2013.

10.2	Second Amendment to Change in Control Agreement with James F. Oliviero, dated June 10, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERYX BIOPHARMACEUTICALS, INC.
(Registrant)

Date: June 13, 2013	By:	/s/ James Oliviero
	Name:	James Oliviero
	Title:	Chief Financial Officer